Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statements (Form S-3 Nos. 333-260279, 333-260820, 333-264614 and 333-273030) of Trevi Therapeutics, Inc.,
(2)
Registration Statement (Form S-8 No. 333-231260) pertaining to the 2012 Stock Incentive Plan, as amended, the 2019 Stock Incentive Plan and the 2019 Employee Stock Purchase Plan of Trevi Therapeutics, Inc.,
(3)
Registration Statements (Form S-8 Nos. 333-237193, 333-257729, 333-264615, and 333-271839) pertaining to the 2019 Stock Incentive Plan and the 2019 Employee Stock Purchase Plan of Trevi Therapeutics, Inc., and
(4)
Registration Statement (Form S-8 No. 333-278101) pertaining to the 2019 Stock Incentive Plan of Trevi Therapeutics, Inc.;

of our report dated March 18, 2025, with respect to the consolidated financial statements of Trevi Therapeutics, Inc. included in this Annual Report (Form 10-K) of Trevi Therapeutics, Inc. for the year ended December 31, 2024.

/s/ Ernst & Young LLP

New York, New York

March 18, 2025